Exhibit 10(h)4

ALLETE Executive Annual Incentive Plan
Form of Award
Effective 2011
[Eligible Executive Employees]

Target Award Opportunity

Base Salary	$

Times

Award Opportunity (percent of base salary)%

Equals

Target Award	$

Performance Levels and Award Amounts

Goal Performance Level	Payout as Percent of Target Award	Award Amount
Superior	200%	$
Target	100%	$
Threshold	37.5%	$
Below Threshold	0%	$

Goals

Goal
Weighting
Financial Goals
Net Income from Continuing Operations	50%
Cash from Operating Activities	25%

Strategic Goals	25%
100%

Compensation Subject to Compensation Recovery Policy

Annual Incentive Plan Compensation is subject to recoupment as defined in the Compensation Recovery policy.